Exhibit 99

VIACOM REPORTS HIGHER RESULTS FOR SECOND QUARTER 2012

•	Operating Income Up 23%, Led by Strong Increases in Media Networks and Filmed Entertainment

•	Adjusted Net Earnings Rose 24% to $535 Million

•	Adjusted Diluted Earnings Per Share Up 36% to $0.98

Fiscal Year 2012 Results
	Quarter Ended			Six Months Ended
	March 31,		B/(W)	March 31,		B/(W)
			2012 vs.			2012 vs.
(in millions, except per share amounts)	2012	2011	2011	2012	2011	2011
Revenues	$3,331	$3,267	2%	$7,283	$7,095	3%
Operating income	932	760	23	1,948	1,800	8
Net earnings from continuing operations attributable to Viacom	588	376	56	1,179	996	18
Adjusted net earnings from continuing operations attributable to Viacom*	535	430	24	1,126	1,050	7
Diluted EPS from continuing operations	1.08	0.63	71	2.14	1.65	30
Adjusted diluted EPS from continuing operations*	$0.98	$0.72	36%	$2.04	$1.74	17%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., May 3, 2012 – Viacom Inc. (NASDAQ: VIA, VIAB) today reported a significant increase in profits and higher consolidated revenues for the fiscal second quarter, which ended March 31, 2012. Revenues in the second quarter increased 2% to $3.33 billion, driven primarily by higher Media Networks affiliate revenues. Operating income grew 23% to $932 million, reflecting the overall increase in revenues, as well as lower expenses principally related to the Filmed Entertainment segment. Adjusted net earnings from continuing operations attributable to Viacom rose 24% in the quarter to $535 million and adjusted diluted EPS from continuing operations increased $0.26 per diluted share to $0.98 for the quarter.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues its strong track record of growth and innovation, creating the world’s best entertainment content and operating more efficiently every day. Throughout the Company, our leaders tirelessly build Viacom’s outstanding global properties in order to drive superior value for shareholders.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “In the second quarter, Viacom continued its steady growth and delivered notably higher profitability, driven by relentless investment in our exceptional brands, and an ongoing focus on operational excellence. MTV, Nickelodeon and Comedy Central remain the number one cable destinations for their audiences, and up-and-coming brands such as VH1 and CMT are adding viewers with exciting new original shows. Driven by our popular programming, Viacom’s media networks are also forging new and lucrative opportunities in digital distribution, while continuing to create increasing value with our traditional affiliate partners. Our international media networks continue to expand in scope and profitability, with this quarter marking the launch of the first of many Paramount Channels around the world. Paramount Pictures turned in outstanding bottom line results, with a targeted slate of films, a smart strategy that embraces new digital opportunities and an ongoing focus on efficiency. In the current quarter, Titanic in 3-D became a worldwide hit for the second time, and we look forward to the release of The Dictator, G.I. Joe: Retaliation and Madagascar 3: Europe’s Most Wanted later in the quarter.

“Viacom’s substantial EPS growth is the result of revenue growth, improved margins, and our $10 billion stock repurchase program, which returned $700 million in equity to shareholders in the quarter. In the second quarter we also reduced our debt costs, which further strengthened our rock-solid balance sheet.”

Revenues
	Quarter Ended			Six Months Ended
	March 31,		B/(W)	March 31,		B/(W)
			2012 vs.			2012 vs.
(in millions)	2012	2011	2011	2012	2011	2011
Media Networks	$2,190	$2,082	5%	$4,638	$4,462	4%
Filmed Entertainment	1,169	1,226	(5)	2,727	2,723	-
Eliminations	(28)	(41)	NM	(82)	(90)	NM

Total revenues	$3,331	$3,267	2%	$7,283	$7,095	3%

NM - Not Meaningful

Quarterly revenues increased 2% to $3.33 billion from $3.27 billion in the prior year. Media Networks revenue growth of 5% was driven by an increase in affiliate fee revenues, partially offset by a decrease in ancillary revenues. Domestic affiliate revenues increased 15% and worldwide affiliate revenues grew 17% in the quarter, in each case reflecting higher revenues from digital distribution agreements, as well as rate increases. Domestic advertising revenues increased 1%. Worldwide advertising revenues were flat at $1.07 billion for the quarter.

Filmed Entertainment revenues decreased 5%, to $1.17 billion, reflecting lower theatrical and television license fee revenues, partially offset by higher ancillary revenues. Worldwide theatrical revenues decreased 19% in the quarter, as the mix of films, which generally were less widely distributed, did not match the performance of releases in the same period last year. The current quarter releases were The Devil Inside, A Thousand Words, and Jeff, Who Lives at Home, and the year prior featured significant hits Rango, No Strings Attached and Justin Bieber: Never Say Never. Worldwide Filmed Entertainment ancillary revenues increased 41% to $111 million in the quarter, principally driven by higher digital revenues. Home Entertainment revenues were up slightly.

Operating Income
	Quarter Ended			Six Months Ended
	March 31,		B/(W)	March 31,		B/(W)
			2012 vs.			2012 vs.
(in millions)	2012	2011	2011	2012	2011	2011
Media Networks	$893	$806	11%	$2,022	$1,857	9%
Filmed Entertainment	115	39	195	84	107	(21)
Corporate expenses	(48)	(53)	9	(101)	(102)	1
Equity-based compensation	(28)	(33)	15	(57)	(63)	10
Eliminations	-	1	NM	-	1	NM

Operating income	$932	$760	23%	$1,948	$1,800	8%

NM - Not Meaningful

Quarterly operating income increased 23% to $932 million in the quarter. Media Networks adjusted operating income increased 11% to $893 million, principally reflecting the increase in affiliate revenues. Adjusted operating income in the Filmed Entertainment segment increased 195% to $115 million, driven principally by lower distribution costs, which more than offset lower revenues.

Quarterly adjusted net earnings from continuing operations attributable to Viacom rose $105 million to $535 million, a gain of 24% over the same period last year. The increase is principally due to the growth in operating income across the Company. Adjusted diluted earnings per share from continuing operations for the quarter were $0.98, a 36% increase from $0.72 in the prior year’s comparable quarter, reflecting the increase in adjusted net earnings from continuing operations and a reduction in outstanding shares due to the Company’s ongoing stock repurchase program.

Stock Repurchase Program

For the quarter ended March 31, 2012, Viacom repurchased 14.7 million shares under its stock repurchase program, for an aggregate purchase price of $700 million. As of May 2, 2012, Viacom had $5.90 billion remaining in its $10 billion stock repurchase program.

Debt

At March 31, 2012, total debt outstanding, including capital lease obligations, was $7.78 billion, compared with $7.37 billion at September 30, 2011. The Company’s cash balances were $1.14 billion at March 31, 2012, an increase from $1.02 billion at September 30, 2011.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in over 160 countries and territories. With media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA. Paramount Pictures, celebrating its 100th year in 2012 and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at http://www.viacom.com .

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com

Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@mtvstaff.com	Pamela Yi Director, Investor Relations (212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
(in millions, except per share amounts)	2012	2011	2012	2011
Revenues	$3,331	$3,267	$7,283	$7,095
Expenses:

Operating	1,645	1,721	3,830	3,738
Selling, general and administrative	695	719	1,384	1,419
Depreciation and amortization	59	67	121	138

Total expenses	2,399	2,507	5,335	5,295

Operating income	932	760	1,948	1,800
Interest expense, net	(103)	(102)	(208)	(206)
Equity in net earnings of investee companies	5	15	15	39
Loss on extinguishment of debt	(21)	(87)	(21)	(87)
Other items, net	(1)	(7)	(5)	(7)

Earnings from continuing operations before provision for income taxes	812	579	1,729	1,539

Provision for income taxes	(213)	(197)	(529)	(528)

Net earnings from continuing operations	599	382	1,200	1,011
Discontinued operations, net of tax	(3)	-	(382)	(10)

Net earnings (Viacom and noncontrolling interests)	596	382	818	1,001

Net earnings attributable to noncontrolling interests	(11)	(6)	(21)	(15)

Net earnings attributable to Viacom	$585	$376	$797	$986

Amounts attributable to Viacom:
Net earnings from continuing operations	$588	$376	$1,179	$996
Discontinued operations, net of tax	(3)	-	(382)	(10)

Net earnings attributable to Viacom	$585	$376	$797	$986

Basic earnings per share attributable to Viacom:
Continuing operations	$1.09	$0.63	$2.17	$1.66
Discontinued operations	$-	$-	$(0.71)	$(0.01)
Net earnings	$1.09	$0.63	$1.46	$1.65

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.08	$0.63	$2.14	$1.65
Discontinued operations	$(0.01)	$-	$(0.69)	$(0.02)
Net earnings	$1.07	$0.63	$1.45	$1.63

Weighted average number of common shares outstanding:
Basic	537.5	594.4	544.1	599.0
Diluted	544.4	601.1	550.8	604.6

Dividends declared per share of Class A and Class B common stock	$0.25	$0.15	$0.50	$0.30

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except par value)	March 31, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,135	$1,021
Receivables, net	2,638	2,732
Inventory, net	841	828
Deferred tax assets, net	35	41
Prepaid and other assets	318	639

Total current assets	4,967	5,261
Property and equipment, net	1,048	1,057
Inventory, net	4,213	4,239
Goodwill	11,041	11,064
Intangibles, net	356	392
Deferred tax assets, net	12	-
Other assets	790	788

Total assets	$22,427	$22,801

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$313	$427
Accrued expenses	936	1,152
Participants’ share and residuals	1,104	1,158
Program rights obligations	532	475
Deferred revenue	215	187
Current portion of debt	21	23
Other liabilities	1,042	520

Total current liabilities	4,163	3,942
Noncurrent portion of debt	7,757	7,342
Participants’ share and residuals	489	487
Program rights obligations	691	771
Deferred tax liabilities, net	-	123
Other liabilities	1,384	1,351
Redeemable noncontrolling interest	151	152

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.4 and 51.4 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 478.8 and 506.9 outstanding, respectively	1	1
Additional paid-in capital	8,673	8,614
Treasury stock, 238.1 and 207.2 common shares held in treasury, respectively	(9,625)	(8,225)
Retained earnings	8,947	8,418
Accumulated other comprehensive loss	(193)	(164)

Total Viacom stockholders’ equity	7,803	8,644
Noncontrolling interests	(11)	(11)

Total equity	7,792	8,633

Total liabilities and equity	$22,427	$22,801

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following table reconciles the Company’s results for the quarter and six months ended March 31, 2012 and 2011 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including extinguishment of debt and discrete tax benefits. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended March 31, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$932	$812	$588	$1.08
Factors Affecting Comparability:
Extinguishment of debt (3)	-	21	13	0.02
Discrete tax benefits (4)	-	-	(66)	(0.12)

Adjusted results	$932	$833	$535	$0.98

	Six Months Ended March 31, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$1,948	$1,729	$1,179	$2.14
Factors Affecting Comparability:
Extinguishment of debt(3)	-	21	13	0.02
Discrete tax benefits(4)	-	-	(66)	(0.12)

Adjusted results	$1,948	$1,750	$1,126	$2.04

	Quarter Ended March 31, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$760	$579	$376	$0.63
Factors Affecting Comparability:
Extinguishment of debt(3)	-	87	54	0.09

Adjusted results	$760	$666	$430	$0.72

	Six Months Ended March 31, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$1,800	$1,539	$996	$1.65
Factors Affecting Comparability:
Extinguishment of debt (3)	-	87	54	0.09

Adjusted results	$1,800	$1,626	$1,050	$1.74

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)	Adjusted results for the quarter and six months ended March 31, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million of our outstanding 6.850% Senior Notes due 2055. Adjusted results for the quarter and six months ended March 31, 2011 exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of our 6.250% Senior Notes due 2016.
(4)	Adjusted results for the quarter and six months ended March 31, 2012 exclude $66 million of discrete tax benefits principally related to certain operating and capital loss carryforwards.